SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

TXU Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

TXU Corp.

Notice of Special Meeting
of Shareholders and
Proxy Statement

Special Meeting of Shareholders:
Friday, February 14, 2003 at 9:30 a.m.
        (Place)

Whether or not you will be able to attend the annual meeting, please sign and return the proxy promptly so that you may be represented at the meeting.

TXU Corp.

1601 Bryan Street
Dallas, Texas 75201-3411

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

January 13, 2003

To the Shareholders of TXU Corp.:

A special meeting of shareholders of TXU Corp. will be held at                                  on Friday, February 14, 2003 at 9:30 a.m. The purpose of the meeting is to approve a reduction of the Company’s stated capital in accordance with the provisions of the Texas Business Corporation Act. Such reduction of stated capital will increase the Company’s surplus by an equal amount and thereby enable the Company to pay dividends to its shareholders.

The Board of Directors has fixed the close of business on January 3, 2003 as the time as of which shareholders entitled to notice of, and to vote at, the meeting and any adjournments shall be determined.

Whether or not you will be able to attend the meeting, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY PROMPTLY. No postage need be affixed to the reply envelope which is enclosed herewith for your convenience if it is mailed in the United States.

Peter B. Tinkham
Secretary

TXU Corp.

1601 Bryan Street
Dallas, Texas 75201-3411

PROXY STATEMENT

January 13, 2003

A proxy in the accompanying form is solicited by the Board of Directors of TXU Corp. for use at the special meeting of shareholders to be held at                                  on Friday, February 14, 2003 at 9:30 a.m. and any adjournments thereof for the purpose set forth in the accompanying notice.

The close of business on January 3, 2003 has been fixed as the time as of which shareholders entitled to notice of, and to vote with respect to, this meeting shall be determined. At such date there were outstanding and entitled to vote                  shares of common stock.

This Notice, Proxy Statement and form of proxy are being mailed or given to shareholders on or about January 13, 2003.

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone. The Company has hired D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $10,000 plus disbursements. Shareholders may assist the Company in avoiding expenses in this connection by returning their proxies promptly.

The shares represented by any proxy duly given as a result of this request will be voted in the discretion of the persons named in the proxy unless the shareholder specifies a choice by means of the ballot space on the proxy, in which case the shares will be voted accordingly. Any proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same by providing written notice to the Secretary of the Company, 1601 Bryan Street, Dallas, Texas 75201-3411, on or before its exercise at the special meeting.

The Company has adopted a confidential voting policy. Accordingly, the tabulation of proxies and votes cast at the meeting will be conducted by an independent agent and the votes of individual shareholders will be kept private and not disclosed to the Company, except in limited circumstances.

The presence in person or by proxy of the holders of a majority of the shares of the common stock entitled to vote shall constitute a quorum entitled to transact business at the meeting. The approval of the reduction of stated capital requires the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting. Abstentions and non-votes, i.e. shares held by brokers and other nominees or fiduciaries that are present at the meeting but not voted, will be treated as negative votes.

Under the Texas Business Corporation Act, shareholders will not have dissenters’ rights in connection with the voting on the reduction of the Company’s stated capital.

BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY

Each director and executive officer of the Company reported beneficial ownership of common stock of the Company, as of December 20, 2002, as follows:

	Number of Shares
Name	Beneficially Owned		Deferred Plans (1)	Total
Derek C. Bonham	4,000		N/A	4,000
J. S. Farrington	25,423		0	25,423
William M. Griffin	46,000	(2)	6,125	52,125
Kerney Laday	2,100		6,125	8,225
Jack E. Little	3,000	(3)	3,564	6,564
Margaret N. Maxey	6,656		7,864	14,520
Erle Nye	418,065		87,204	505,269
J. E. Oesterreicher	3,698	(4)	10,225	13,923
Charles R. Perry	9,700	(5)	6,125	15,825
Herbert H. Richardson	3,500	(6)	5,096	8,596
Barbara B. Curry	22,105		15,567	37,672
Brian N. Dickie	49,135		45,663	94,798
Michael J. McNally	126,098		33,508	159,606
Eric H. Peterson	26,266		0	26,266
All Directors and Executive Officers as a group (14 persons)	745,746		227,066	972,812

(1)
Share units held in deferred compensation accounts under the Deferred and Incentive Compensation Plan or the Directors’ Plan. Although these plans allow such units to be paid only in the form of cash, investments in such units create essentially the same investment stake in the performance of the Company’s common stock as do investments in actual shares of common stock. Since he does not receive a retainer, Mr. Bonham is not eligible to participate in the Directors’ Plan.

(2)	Shares reported include 10,000 shares owned by Mr. Griffin’s spouse as her separate property in which Mr. Griffin disclaims any beneficial interest.

(3)	Shares reported consist of shares in which Dr. Little and his spouse share voting and investment power.

(4)	Shares reported include 898 shares subject to stock purchase rights exercisable within 60 days of the record date.

(5)	Shares reported include 200 shares owned by Mr. Perry’s spouse as her separate property in which Mr. Perry disclaims any beneficial interest.

(6)	Shares reported include 100 shares in which Dr. Richardson and his spouse share voting and investment power.

Except as noted, the named individuals have sole voting and investment power for the shares of common stock reported as Beneficially Owned. Ownership of such common stock by each individual director and executive officer and for all directors and executive officers as a group constituted less than 1% of the Company’s outstanding shares.

As of November 30, 2002, based on information reported in filings made by the following person with the Securities and Exchange Commission on February 11, 2002, the following person was known to be the beneficial owner of more than 5% of the Company’s common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Capital Research and Management Company 333 South Hope Street Los Angeles, California	24,945,190	9.4%

Capital Research and Management Company acted as investment adviser with respect to shares of the Company’s common stock owned by various investment companies and had sole dispositive power and no voting power over such shares. Shares reported include 1,077,690 shares subject to stock purchase rights.

Mellon Bank, N.A. (Mellon) held, as of November 30, 2002, in its capacity as Trustee of the TXU Thrift Plan (Thrift Plan) and the TXU Deferred and Incentive Compensation Plan (DICP), a total of 17,180,016 shares of the Company’s common stock, or 6.0% of the outstanding common shares, of which 12,214,047 shares, or 4.3% of the outstanding shares, have been allocated to Thrift Plan participants’ accounts. Thrift Plan participants are entitled to direct Mellon as to how to vote shares allocated to their accounts, and Mellon disclaims beneficial interest in such allocated shares.

APPROVAL OF REDUCTION OF STATED CAPITAL

The Board of Directors has unanimously approved a reduction of the Company’s stated capital in accordance with the provisions of the Texas Business Corporation Act (TBCA) and has directed that the proposed reduction be submitted for shareholder approval. The reduction in the Company’s stated capital will increase the Company’s surplus by an equal amount and thereby enable the Company to pay dividends to its shareholders. The stated capital of a Texas corporation’s stock that is without par value, such as the Company’s common stock, is equal to the entire consideration received for the issuance of such shares, unless the board of directors has previously allocated a portion of such consideration to surplus. Surplus, under the TBCA, is defined as a corporation’s net assets less its stated capital. Prior to the proposed reduction, the Company’s surplus was equal to its retained earnings. After the reduction, the Company’s surplus will equal the sum of its retained earnings plus the amount by which stated capital is reduced. As illustrated on the table on page 5, this reclassification will be accomplished by a reduction in “common stock without par value” and an equal increase in “additional paid-in capital”, both within the shareholders’ equity section of the Company’s balance sheet. The reduction of stated capital will not change total shareholders’ equity nor change any of your rights and privileges as a shareholder of the Company.

Under the TBCA, a Texas corporation may not make any distribution, including a dividend, to its shareholders, if, among other things, such distribution exceeds such corporation’s surplus. It is anticipated that the Company will record a charge against its retained earnings in the fourth quarter of 2002 as a consequence of the impairment of the value of its European operations. It is estimated that this charge will be $4.2 billion. The anticipated charge will eliminate the Company’s retained earnings and therefore its current surplus under the TBCA. Thus, if the reduction in stated capital is not approved by the shareholders, after giving effect to this anticipated charge, the Company will not be able to pay dividends until such time as its surplus is restored to a positive balance.

At September 30, 2002, the stated capital of the Company’s common stock was $7.516 billion and there were 286,779,225 shares of common stock outstanding. Because the Company’s common stock is without par value, its stated capital presently consists of the aggregate amount received by the Company upon issuance of all currently issued and outstanding shares of common stock. Pursuant to the TBCA, and if approved by shareholders, the stated capital of the Company would be reduced to an amount equal to one cent times the number of outstanding shares of Common Stock on the effective date of the reduction, or by approximately $7.513 billion from approximately $7.516 billion to approximately $3 million, and the surplus of the Company will be increased by approximately $7.513 billion. The common stock of the Company will remain without par value after the reduction in stated capital. However, the Company’s common stock account will resemble that of a corporation that had issued $0.01 par value stock. The reduction of stated capital will have no effect on the treatment of dividends for federal income tax purposes and does not require an amendment to the Company’s Articles of Incorporation.

The following table illustrates the effect of the reduction of stated capital, if approved by shareholders, on total shareholders’ equity of the Company as if it had occurred as of September 30, 2002.

SHAREHOLDERS’ EQUITY

	September 30, 2002	Stated Capital Reduction	September 30, 2002, as adjusted
	Millions of Dollars
Preference stock	$300	$—	$300
Common stock without par value:(1)
Outstanding shares: 286,779,225	7,516	(7,513)	3
Additional paid-in capital(2)	—	7,513	7,513
Retained earnings(3)	2,021	—	2,021
Accumulated other comprehensive loss	(562)	—	(562)

Total shareholders’ equity(4)	$9,275	$—	$9,275

(1)
Stated capital of the Company’s common stock. As noted on page 4, since the common stock of the Company is without par value, the aggregate amount received by the Company upon issuance of all currently issued and outstanding shares of common stock has been recorded as stated capital.

(2)
Following shareholder approval, the amount in excess of one cent times the number of outstanding shares of common stock (estimated to be $7.513 billion at September 30, 2002) will be transferred from stated capital to surplus (as additional paid-in capital).

(3)
Accumulated earnings, after the payment of dividends, retained by the Company for its operations. As noted on page 4, it is anticipated that the Company will record a charge estimated to be $4.2 billion against retained earnings in the fourth quarter of 2002 as a consequence of the impairment of the value of its European operations.

(4)	Total shareholders’ equity will not be affected by the reclassification of a portion of “common stock without par value” to “additional paid-in capital.”

The affirmative vote of the holders of at least a majority of the outstanding common stock is required for approval of the reduction in stated capital. If the reduction in stated capital is approved by the shareholders of the Company, the reduction would become effective upon the filing of a Statement of Reduction of Stated Capital with the Secretary of State of the State of Texas which will occur immediately following the approval.

The Board of Directors Recommends a Vote FOR the Approval of
the Reduction of Stated Capital.

OTHER BUSINESS

As provided by the TBCA, only business within the purpose described in the accompanying notice may be conducted at the special meeting of shareholders. If any other matter within such purpose properly comes before the meeting, it is the intent of the Board of Directors that the persons named in the proxy will vote pursuant to the proxy in accordance with their judgment in such matters.

2003 ANNUAL MEETING SHAREHOLDERS’ PROPOSALS

All proposals from shareholders to be considered at the next annual meeting scheduled for May 16, 2003 were required to have been received by the Secretary of the Company, 1601 Bryan Street, Dallas, Texas 75201-3411, not later than the close of business on November 26, 2002.

Dated: January 13, 2003

Whether or not you will be able to attend the meeting,
please sign and return the accompanying proxy promptly.

P	TXU Corp.

R	1601 Bryan Street

O	Dallas, TX 75201-3411

X	This Proxy is Solicited on Behalf of the Board of Directors

Y
The undersigned hereby appoints Erle Nye and J.S. Farrington, and each of them, Proxies with power to appoint a substitute, and hereby authorizes them to represent and to vote all shares of common stock of TXU Corp. held of record by the undersigned on January 3, 2003 at the special meeting of shareholders of the Company to be held at                                                                          , on Friday, February 14, 2003, and at any adjournments thereof, and to vote, as directed on the reverse side of this card, on the reduction of the Company’s stated capital, and, in their discretion, upon such other matters, within the purpose described in the notice of special meeting of shareholders, as may properly come before said meeting.

(Continued, and to be signed and dated, on reverse side)

Ù  FOLD AND DETACH HERE  Ù

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the reduction of the Company’s stated capital.	Please mark your vote as indicated in this example	X

Directors recommend a vote FOR the reduction of the Company’s stated capital.

	FOR	AGAINST	ABSTAIN
Approval of the reduction of the Company’s stated capital.	☐	☐	☐

NOTE: Please sign name(s) exactly as printed
hereon. Joint owners should each sign. In signing as attorney, administrator, executor, guardian, officer, partner or trustee, please give full title as such. Receipt is acknowledged of the Notice of Special Meeting of Shareholders and Proxy Statement.

Signature(s)                                                                                                                                         Date

Ù  FOLD AND DETACH HERE  Ù